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                                                                     EXHIBIT 3.1

                            CERTIFICATE OF FORMATION

                             ADVANTA CAPITAL L.L.C.

     This Certificate of Formation of Advanta Capital L.L.C. (the "L.L.C."), dated as of May 15, 1995, is being duly executed and filed by Advanta Corp., as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 DelC. sec.18-101, et seq.)

     1. The name of the limited liability company formed hereby is Advanta Capital L.L.C.

     2. The address of the registered office of the L.L.C. in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent, Delaware 19901. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

     3. The latest date on which the L.L.C. is to dissolve is May 15, 2095.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                          Advanta Corp.

                                          By: /s/  GENE S. SCHNEYER
                                            ------------------------------------
                                            Name: Gene S. Schneyer
                                            Title:  Vice President